EXHIBIT 23



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorportion of our report included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 into the Company's previously filed Registration Statement File Nos. 33-10674, 33-10799, 33-56114, 33-6303
and 333-6999.


                              ARTHUR ANDERSEN LLP


New York, New York
April 30, 1997